Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TOMOTHERAPY INCORPORATED
     The following have been adopted as the Amended and Restated Articles of Incorporation of TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), which supersede and take the place of the existing Amended and Restated Articles of Incorporation of the Company:
ARTICLE I
Name
     The name of the Company is TomoTherapy Incorporated.
ARTICLE II
Purposes
     The purposes for which the Company is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.
ARTICLE III
Capital Stock
Common Stock
     The aggregate number of shares of common stock which the Company shall have authority to issue is Thirty Two Million Six Hundred Sixty-Five Thousand Five Hundred Forty-Nine (32,665,549), consisting of a single class of stock. Each share of common stock shall be designated as “Common Stock,” and shall have a par value of $0.01 per share.
Preferred Stock
     The aggregate number of shares of preferred stock which the Company shall have the authority to issue is Eighteen Million Eight Hundred Eighty-Seven Thousand Four Hundred

Twenty-Five (18,887,425), consisting of five series, with the designations, par value, rights, preferences and limitations hereinafter described.
Series A Preferred Stock
     1.1. Authorized Series A Preferred Shares. The shares are described as the series of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), $1.00 par value per share, authorized under these Articles of Incorporation and referenced in the Investment Agreement dated as of May 19, 1999, among the Company, Venture Investors Early Stage Fund II Limited Partnership, a Wisconsin limited partnership, and Avalon Technology, LLC, a Michigan limited liability company (as it may be amended, restated, supplemented or otherwise modified, the “Series A Investment Agreement”). The number of shares constituting such series shall be Two Million Nine Hundred Thirty-Five Thousand Eight Hundred (2,935,800).
     1.2 Dividends.
          (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of $0.0886 per share per annum, accruing from the date of issuance (assuming for this purpose that each such share was issued on the date the first share of Series A Preferred Stock was issued) and compounding quarterly commencing on June 30, 1999 and thereafter on the last day of September, December, March and June of each year that any Series A Preferred Stock shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution on the Common Stock. Such dividends shall be cumulative and accrue on each share of Series A Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for Common Stock.
          (b) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Common Stock, other than dividends or distributions payable in additional shares of Common Stock (subject to the provisions of Section 1.5(e)(ii)), unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series A Preferred Stock equal to the dividend that would be declared and paid on the largest number of whole shares of Common Stock into which each share of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 1.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.
          (c) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Series B Preferred Stock or the Series C Preferred Stock other than dividends or distributions payable in additional shares of Series B Preferred Stock or Series C Preferred Stock, respectively, unless at the time of such dividend or distribution the Board of

Directors of the Company shall declare and pay a dividend on each then outstanding share of Series A Preferred Stock that bears the same relationship to the liquidation value per share of the Series A Preferred Stock as the dividend or distribution paid on the Series B Preferred Stock or the Series C Preferred Stock bears to the liquidation value per share of the Series B Preferred Stock or the Series C Preferred Stock as the case may be.
     1.3 Liquidation, Dissolution or Winding Up.
          (a) In the event of any liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company’s capital stock of all classes, whether such assets are capital, surplus, or earnings, after the holders of the Series D Preferred Stock have been paid the Total Series D Liquidation Preference Payment as provided in Section 4.3(a) of these Amended and Restated Articles of Incorporation and the holders of the Series E Preferred Stock have been paid the Total Series E Liquidation Preference Payment as provided in Section 5.3(a) of these Amended and Restated Articles of Incorporation but, before any sums shall be paid or any assets distributed among the holders of any other shares of capital stock of the Company (which includes any other class or series of preferred stock, except the Series D Preferred Stock and the Series E Preferred Stock as provided above and the Series B Preferred Stock and Series C Preferred Stock as provided below), an amount equal to $1.1071 per share of Series A Preferred Stock plus all accrued and unpaid dividends thereon, up to and including the date full payment shall be rendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up; provided, however, that distributions shall be made ratably on the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock in proportion to the total amounts of which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Such amount payable with respect to each share of Series A Preferred Stock is referred to as the “Series A Liquidation Preference Payment” and with respect to all shares of Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock being referred to sometimes as the “Liquidation Preference Payments.” If the assets of the Company shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amount thus distributable in accordance with the terms thereof, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock and the Series C Preferred Stock in proportion to the total amounts to which such holders are entitled upon such liquidation, dissolution or winding up. Upon any liquidation, dissolution, or winding up of the Company, immediately after the holders of Series D Preferred Stock and the Series E Preferred Stock have been paid in full the Total Series D Liquidation Preference Payment and the Total Series E Liquidation Preference Payment, respectively, if any, and the Series A Preferred Stock and Series B Preferred Stock and the Series C Preferred Stock have been paid in full the Liquidation Preference Payments, if any, then the remaining net assets (the “Remaining Net Assets”) of the Company available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series A Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), subject to the rights of any series of Preferred Stock that may from time to time come in to existence. Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the sum of the value of the Series A Liquidation Preference Payment (before any reductions referred to below) plus the value of the Remaining Net Assets (as determined prior to any reductions referred to below and prior to any reductions in preference payments for any other class of preferred shares) received by each share of Series A Preferred Stock (such sum is referred to as “Common Equivalent Valuation”) is greater than $4.4284, the Series A Liquidation Preference Payment shall be reduced in accordance with the following formula:
A = B * [1 - ((C - 4.4284) / 2.2142)]
where
A = the Total Series A Liquidation Preference Payment,
B = the Series A Liquidation Preference Payment prior to such a reduction, and
C = the Common Equivalent Valuation.
Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the Common Equivalent Valuation is greater than $6.6426, the Series A Liquidation Preference Payment shall be zero. In the event of a reduction in the Series A Liquidation Preference Payment pursuant to the foregoing terms, the aggregate amount by which the Series A Liquidation Preference Payment has been reduced shall be reallocated and distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series A Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), provided, however, that in no event shall the sum of all liquidation payments for each share of Series D Preferred Stock (after all other adjustments provided in these Articles) exceed $8.125, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.125, and further provided that in no event shall the sum of all liquidation payments for each share of Series E Preferred Stock (after all other adjustments provided in these Articles) exceed $8.08, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.08.
          (b) A reorganization of the Common Stock as provided in Section 1.5(g) or a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 1.3; provided, however, each holder of Series A Preferred Stock, at the option of such holder, shall be entitled to the rights provided to them under Section 1.5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 1.3.

          (c) Any distribution made to shareholders of the Company in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as initially determined in good faith by the Board of Directors of the Company. If any holder of shares of Series A Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value of such property, and the fair market value shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     1.4 Voting Power. Except as otherwise expressly provided in Section 1.8 hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 1.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.
     1.5 Conversion Rights. The holders of the Series A Preferred Stock shall have the following conversion rights:
          (a) General. Subject to and in compliance with the provisions of this Section 1.5, any shares of the Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Applicable Conversion Rate (determined as provided in Section 1.5(c)) by the number of shares of Series A Preferred Stock being converted. All accrued but unpaid dividends, whether declared or otherwise, shall be cancelled with respect to the shares of Series A Preferred Stock that have been converted to shares of Common Stock.
          (b) Mandatory Conversion Following Underwritten Public Offering or Vote of Holders of Series A Preferred Stock.
          (i) All outstanding shares of Series A Preferred Stock shall, at the option of the Company and upon written notice to the holders thereof given within 10 days after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the underwriters are approved by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, prior to December 29, 2008 (B) the Common Stock is sold at a price per share to the public of not less than $7.50 as adjusted for Extraordinary Common Stock Events under Section 1.5(e)(ii), or any of the events contemplated in Section 1.5(f) and (g), and (C) the aggregate gross proceeds to the Company exceed $20,000,000, be converted automatically into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to Section 1.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. At the option of the Company upon the approving vote of or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, the Company may require the conversion of all the outstanding shares of all such series of preferred stock upon written notice to the holders thereof given within 10 days after receiving such approving vote or written consent, pursuant to Section 1.5(a) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for Common Stock, provided, however, that if the price per share to be received by the holders of the Series D Preferred Stock upon any such conversion is less than $8.125 (as adjusted for any of the events contemplated under Sections 4.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series D Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock voting as a single class, and further provided that if the price per share to be received by the holders of the Series E Preferred Stock upon any such conversion is less than $8.08 (as adjusted for any of the events contemplated under Sections 5.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series E Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting as a single class.
          (ii) Upon the occurrence of the conversion specified in Section 1.5(b)(i), the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the

Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.
          (c) Series A Applicable Conversion Rate. The conversion rate in effect at any time (the “Series A Applicable Conversion Rate”) shall be the quotient obtained by dividing $1.1071 by the Series A Applicable Conversion Value, calculated as provided in Section 1.5(d).
          (d) Series A Applicable Conversion Value. The Series A Applicable Conversion Value shall be $1.1071, as adjusted from time to time in accordance with Section 1.5(e) hereof.
          (e) Adjustments to Series A Applicable Conversion Value.
          (i) Upon Issuance or Sale of Common Stock. If the Company shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or any other series or class of capital stock convertible into Common Stock without consideration or at a price per share for Common Stock less than the Series A Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Series A Applicable Conversion Value by a fraction:
          (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Series A Applicable Conversion Value, and
          (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued or could be issued if any series or class is converted into Common Stock.
     The Company’s issuance of Common Stock pursuant to an incentive stock option plan and/or a nonqualified stock option plan, providing for the issuance of options to purchase Common Stock for the recruitment and retention of senior personnel and to compensate advisors and members of the Board of Directors shall not give rise to an adjustment pursuant to this Section 1.5 unless the aggregate number of such shares or stock options so issued or granted, either before or after the effective date of these Amended and Restated Articles of Incorporation, represents (when exercised or converted) more than Six Million Seven Hundred Fifty-Four Thousand Eighty-Eight (6,754,088) shares of Common Stock.

     The Company’s issuance of Common Stock pursuant to the exercise of options granted from the pool of performance options pursuant to Article VIII of the Series A Investment Agreement, and the issuance of such options shall not give rise to an adjustment pursuant to this Section 1.5. The Company’s issuance of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, and the issuance of its Common Stock upon conversion of such preferred stock, pursuant to the exercise of warrants that have been issued by the Company and are outstanding on December 29, 2005, shall not give rise to an adjustment pursuant to this Section 1.5.
     For the purposes of this Section 1.5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Series A Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Applicable Conversion Value shall be made under this Section 1.5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Series A Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Series A Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Applicable Conversion Value in effect immediately prior to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights. For purposes of this paragraph, the “Net Consideration Per Share” which may be received by the Company shall be determined as follows:
          (X) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.
          (Y) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.
     For purposes of this Section 1.5(e)(i), if part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in Section 1.5(e)(i) consists of property other than cash, the fair market value of such property shall initially be determined in good faith by the Board of Directors of the Company. If any holder of shares of Series A Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value, and the fair market value of such property shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     This Section 1.5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 1.5(e)(ii)).
          (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Applicable Conversion Value (and all other conversion values set forth in Section 1.5(e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event. The Series A Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
     “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.
          (f) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Section 1.5, or reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 1.5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series A Preferred Stock been surrendered for conversion immediately prior thereto.
          (g) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 1.5), or a merger or consolidation of the Company with or into another company, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such a merger, consolidation or sale, that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series A Preferred Stock been surrendered for conversion immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1.5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 1.5 (including adjustment of the Series A Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.
          Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of Section 1.5(g), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this Section 1.5(g) or Section 1.3(b) hereof. Notice of such election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.
          (h) Determination of Adjustments. In each case of an adjustment or readjustment of the Series A Applicable Conversion Value, the Board of Directors of the Company shall initially determine the adjustment or readjustment to the Series A Applicable Conversion Value, and the Company shall furnish each holder of Series A Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. If any holder of shares of Series A Preferred Stock disagrees with the adjustment or readjustment of the Series A Applicable Conversion Value as determined by the Board of Directors, the Series A Applicable Conversion Value shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the appropriate adjustments or readjustments to the Series A Applicable Conversion Value, and the Series A Applicable Conversion Value shall be the median amount of such appraisals. All costs of any appraisal shall be paid by the Company.
          (i) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 1.5, and cash, as provided in Section 1.5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay all issue and other taxes (other than income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities upon conversion of Series A Preferred Stock.
          (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.
          (k) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.
          (l) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     1.6 No Reissuance of Convertible Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.
     1.7 Restriction and Limitations. Except as expressly provided herein or as required by law, so long as any shares of the Series A Preferred Stock or Series B Preferred Stock or the Series C Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any company or trust of which the Company directly or indirectly owns at the time a majority of the outstanding shares of every class of such company or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock voting as a single class, take any of the actions specified in Sections 2.7 or 3.7.
     1.8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all terms of the Series A Preferred Stock set forth herein.

     1.9 Notices of Record Date. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person; or
          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.
     1.10 Rank. The Series A Preferred Stock shall rank senior to the Common Stock, on parity with the Series B Preferred Stock and Series C Preferred Stock, and junior to the Series D Preferred Stock and the Series E Preferred Stock as to the payment of dividends and upon the liquidation, dissolution, or winding up of the Company.
Series B Preferred Stock
     2.1 Authorized Series B Preferred Shares. The Company shall have the authority to issue Six Million Eight Hundred Seventy-Seven Thousand Two Hundred (6,877,200) shares of preferred stock designated as the “Series B Convertible Preferred Stock” (and hereinafter referred to as the “Series B Preferred Stock”), having the rights, preferences and limitations hereinafter described, and having a par value of One Dollar ($1.00) per share.
     2.2 Dividends.
          (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of $0.10605 per share per annum, accruing from the date of issuance (assuming for this purpose that each such share was issued on the date the first share of Series B Preferred Stock was issued) and compounding quarterly commencing on March 31, 2001 and thereafter on the last day of June, September, December and March of each year that any Series B Preferred Stock shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution on the Common Stock. Such dividends shall be cumulative and accrue on each share of Series B Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series B Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for Common Stock.
          (b) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Common Stock, other than dividends or distributions payable in additional shares of Common Stock (subject to the provisions of Section 2.5(e)(ii)), unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series B Preferred Stock equal to the dividend that would be declared and paid on the largest number of whole shares of Common Stock into which each share of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 2.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.
          (c) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Series A Preferred Stock or the Series C Preferred Stock other than dividends or distributions payable in additional shares of Series A Preferred Stock or Series C Preferred Stock, respectively, unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series B Preferred Stock that bears the same relationship to the liquidation value per share of the Series B Preferred Stock as the dividend or distribution paid on the Series A Preferred Stock or Series C Preferred Stock as the case may be, bears to the liquidation value per share of the Series B Preferred Stock or Series C Preferred Stock, as the case may be.
     2.3 Liquidation, Dissolution or Winding Up.
          (a) In the event of any liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, whether voluntary or involuntary, holders of each share of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company’s capital stock of all classes, whether such assets are capital, surplus, or earnings, after the holders of the Series D Preferred Stock have been paid the Total Series D Liquidation Preference Payment as provided in Section 4.3(a) and the holders of the Series E Preferred Stock have been paid the Total Series E Liquidation Preference Payment as provided in Section 5.3(a) of these Amended and Restated Articles of Incorporation but, before any sums shall be paid or any assets distributed among the holders of any other shares of capital stock of the Company (which includes any other class or series of preferred stock, except the Series D Preferred Stock and the Series E Preferred Stock as provided above, and the Series A Preferred Stock and the Series C Preferred Stock, as provided below), an amount equal to $1.32575 per share of Series B Preferred Stock plus all accrued and unpaid dividends thereon, up to and including the date full payment shall be rendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up; provided, however, that distributions shall be made ratably on the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, in proportion to the total amounts of which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Such amount payable with respect to each share of Series B Preferred Stock is referred to as the “Series B Liquidation Preference Payment” and with respect to all shares of Series A Preferred Stock and Series B Preferred Stock being referred to sometimes as the “Liquidation Preference Payments.” If the assets of the Company shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, of the amount thus distributable in accordance with the terms thereof, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, in proportion to the total amounts to which such holders are entitled upon such liquidation, dissolution or winding up. Upon any liquidation, dissolution, or winding up of the Company, immediately after the holders of Series D Preferred Stock and the Series E Preferred Stock have been paid in full the Total Series D Liquidation Preference Payment and the Total Series E Liquidation Preference Payment, respectively, if any, and the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock have been paid in full the Liquidation Preference Payments, if any, the remaining net assets (the “Remaining Net Assets”) of the Company available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series B Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series B Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), subject to the rights of any series of Preferred Stock that may from time to time come in to existence. Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the sum of the value of the Series B Liquidation Preference Payment (before any reductions referred to below) plus the value of the Remaining Net Assets (as determined prior to any reductions referred to below and prior to any reductions in preference payments for any other class of preferred shares) received by each share of Series B Preferred Stock (such sum is referred to as “Common Equivalent Valuation”) is greater than $4.4284, the Series B Liquidation Preference Payment shall be reduced in accordance with the following formula:
A = B * [1 - ((C - 4.4284) / 2.2142)]
where
A = the Total Series B Liquidation Preference Payment,
B = the Series B Liquidation Preference Payment prior to such a reduction, and
C = the Common Equivalent Valuation.
Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the Common Equivalent Valuation is greater than $6.6426, the Series B Liquidation Preference Payment shall be zero. In the event of a reduction in the Series B Liquidation Preference Payment pursuant to the foregoing terms, the aggregate amount by which the Series B Liquidation

Preference Payment has been reduced shall be reallocated and distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series B Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series B Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), provided, however, that in no event shall the sum of all liquidation payments for each share of Series D Preferred Stock (after all other adjustments provided in these Articles) exceed $8.125, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.125, and further provided that in no event shall the sum of all liquidation payments for each share of Series E Preferred Stock (after all other adjustments provided in these Articles) exceed $8.08, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.08.
          (b) A reorganization of the Common Stock as provided in Section 2.5(g) or a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 2.3; provided, however, each holder of Series B Preferred Stock, at the option of such holder, shall be entitled to the rights provided to them under Section 2.5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 2.3.
          (c) Any distribution made to shareholders of the Company in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as initially determined in good faith by the Board of Directors of the Company. If any holder of shares of Series B Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value of such property, and the fair market value shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     2.4 Voting Power. Except as otherwise expressly provided in Section 2.8 hereof, or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 2.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.
     2.5 Conversion Rights. The holders of the Series B Preferred Stock shall have the following conversion rights:
          (a) General. Subject to and in compliance with the provisions of this Section 2.5, any shares of the Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Series B Conversion Rate (determined as provided in Section 2.5(c)) by the number of shares of Series B Preferred Stock being converted. All accrued but unpaid dividends, whether declared or otherwise, shall be cancelled with respect to the shares of Series B Preferred Stock that have been converted to shares of Common Stock.
          (b) Mandatory Conversion Following Underwritten Public Offering or Vote of Holders of Series B Preferred Stock.
          (i) All outstanding shares of Series B Preferred Stock shall, at the option of the Company and upon written notice to the holders thereof given within 10 days after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the underwriters are approved by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, prior to December 29, 2008 (B) the Common Stock is sold at a price per share to the public of not less than $7.50, as adjusted for Extraordinary Common Stock Events under Section 2.5(e)(ii), or any of the events contemplated in Section 2.5(f) and (g), and (C) the aggregate gross proceeds to the Company exceed $20,000,000, be converted automatically into the number of shares of Common Stock into which such Series B Preferred Stock is convertible pursuant to Section 2.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. At the option of the Company upon the approving vote of or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, the Company may require the conversion of all the outstanding shares of all such series of preferred stock upon written notice to the holders thereof given within 10 days after receiving such approving vote or written consent, pursuant to Section 2.5(a) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for Common Stock, provided, however, that if the price per share to be received by the holders of the Series D Preferred Stock upon any such conversion is less than $8.125 (as adjusted for any of the events contemplated under Sections 4.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series D Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock voting as a single class, and further provided that if the price per share to be received by the holders of the Series E Preferred Stock upon any such conversion is less than $8.08 (as adjusted for any of the events contemplated under Sections 5.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series E Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting as a single class.
          (ii) Upon the occurrence of the conversion specified in Section 2.5(b)(i), the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.
          (c) Applicable Series B Conversion Rate. The conversion rate in effect at any time (the “Applicable Series B Conversion Rate”) shall be the quotient obtained by dividing $1.32575 by the Applicable Series B Conversion Value, calculated as provided in Section 2.5(d).
          (d) Applicable Series B Conversion Value. The Applicable Series B Conversion Value shall be $1.32575, as adjusted from time to time in accordance with Section 2.5(e) hereof.
          (e) Adjustments to Applicable Series B Conversion Value.
          (i) Upon Issuance or Sale of Common Stock. If the Company shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or any other series or class of capital stock convertible into Common Stock without consideration or at a price per share for Common Stock less than the Applicable Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Series B Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Series B Conversion Value by a fraction:
          (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Series B Conversion Value, and
          (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued or could be issued if any series or class is converted into Common Stock.
     The Company’s issuance of Common Stock pursuant to an incentive stock option plan and/or a nonqualified stock option plan, providing for the issuance of options to purchase Common Stock for the recruitment and retention of senior personnel and to compensate advisors and members of the Board of Directors shall not give rise to an adjustment pursuant to this Section 2.5 unless the aggregate number of such shares or stock options so issued or granted, either before or after the effective date of these Amended and Restated Articles of Incorporation, represents (when exercised or converted) more than Six Million Seven Hundred Fifty-Four Thousand Eighty-Eight (6,754,088) shares of Common Stock.
     The Company’s issuance of Common Stock pursuant to the exercise of options granted from the pool of performance options pursuant to Article VIII of the Series A Investment Agreement, and the issuance of such options shall not give rise to an adjustment pursuant to this Section 2.5. The Company’s issuance of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, and the issuance of its Common Stock upon conversion of such preferred stock, pursuant to the exercise of warrants that have been issued by the Company and are outstanding on December 29, 2005, shall not give rise to an adjustment pursuant to this Section 2.5.
     For the purposes of this Section 2.5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Series B Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Series B Conversion Value shall be made under this Section 2.5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Series B Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Series B Conversion Value in effect immediately prior to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights. For purposes of this paragraph, the “Net Consideration Per Share” which may be received by the Company shall be determined as follows:
          (X) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.
          (Y) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.
     For purposes of this Section 2.5(e)(i), if part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in Section 2.5(e)(i) consists of property other than cash, the fair market value of such property shall initially be determined in good faith by the Board of Directors of the Company. If any holder of shares of Series B Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value, and the fair market value of such property shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     This Section 2.5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 2.5(e)(ii)).

          (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Series B Conversion Value (and all other conversion values set forth in Section 2.5(e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event. The Applicable Series B Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
     “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.
          (f) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Section 2.5, or reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2.5), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series B Preferred Stock been surrendered for conversion immediately prior thereto.
          (g) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2.5), or a merger or consolidation of the Company with or into another company, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such a merger, consolidation or sale, that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series B Preferred Stock been surrendered for conversion immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.5 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2.5 (including adjustment of the Applicable Series B Conversion Value then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          Each holder of Series B Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of Section 2.5(g), shall have the option of electing treatment of his shares of Series B Preferred Stock under either this Section 2.5(g) or Section 2.3(b) hereof. Notice of such election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.
          (h) Determination of Adjustments. In each case of an adjustment or readjustment of the Applicable Series B Conversion Value, the Board of Directors of the Company shall initially determine the adjustment or readjustment to the Applicable Series B Conversion Value, and the Company shall furnish each holder of Series B Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. If any holder of shares of Series B Preferred Stock disagrees with the adjustment or readjustment of the Applicable Series B Conversion Value as determined by the Board of Directors, the Applicable Series B Conversion Value shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the appropriate adjustments or readjustments to the Applicable Series B Conversion Value, and Applicable Series B Conversion Value shall be the median amount of such appraisals. All costs of any appraisal shall be paid by the Company.
          (i) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 2.5, and cash, as provided in Section 2.5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay all issue and other taxes (other than income taxes)

that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities upon conversion of Series B Preferred Stock.
          (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Company shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.
          (k) Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.
          (l) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     2.6 No Reissuance of Convertible Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.
     2.7 Restriction and Limitations.
          (a) Except as expressly provided herein or as required by law, so long as any shares of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any company or trust of which the Company directly or indirectly owns at the time a majority of the outstanding shares of every class of such company or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock, voting as a single class:
          (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock;
          (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock as to dividend rights, liquidation preferences, conversion rights, voting rights or otherwise, or any security convertible into or exchangeable for any such equity security;
          (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company; or
          (iv) Amend its Articles of Incorporation if such amendment would change any of the preferences, limitations or relative rights of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, including without limitation,
          (A) Change the relative seniority rights of the holders of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;
          (B) Reduce the amount payable to the holders of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company or change the dividend rights of the holders of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock;
          (C) Cancel or modify the conversion rights of the holders of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock as provided herein; or
          (D) Increase or decrease (except as provided in Section 2.7) the authorized number of shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock or authorize, approve, or adopt an amendment to its Articles of Incorporation therefor.

     2.8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series B Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all terms of the Series B Preferred Stock set forth herein.
     2.9 Notices of Record Date. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person; or
          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

     2.10 Rank. The Series B Preferred Stock shall rank senior to the Common Stock, on a parity with the Series A Preferred Stock and Series C Preferred Stock and junior to the Series D Preferred Stock and the Series E Preferred Stock as to the payment of dividends and upon the liquidation, dissolution, or winding up of the Company.
Series C Preferred Stock
     3.1 Authorized Series C Preferred Shares. The Company shall have the authority to issue Four Million Four Hundred Two Thousand Four Hundred (4,402,400) shares of preferred stock designated as the “Series C Convertible Preferred Stock” (and hereinafter referred to as the “Series C Preferred Stock”), having the rights, preferences and limitations hereinafter described, and having a par value of One Dollar ($1.00) per share.
     3.2 Dividends.
          (a) The holders of shares of the Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of $0.12267 per share per annum, accruing from the date of issuance and compounding quarterly commencing on September 30, 2002, and thereafter on the last day of December, March, June, and September of each year that any Series C Preferred Stock shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution on the Common Stock. Such dividends shall be cumulative and accrue on each share of Series C Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series C Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for Common Stock.
          (b) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Common Stock, other than dividends or distributions payable in additional shares of Common Stock (subject to the provisions of Section 3.5(e)(ii)), unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series C Preferred Stock equal to the dividend that would be declared and paid on the largest number of whole shares of Common Stock into which each share of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 3.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.
          (c) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Series A Preferred Stock or the Series B Preferred Stock, other than dividends or distributions payable in additional shares of Series A Preferred Stock or Series B Preferred Stock, respectively, unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series C Preferred Stock that bears the same relationship to the liquidation value per share of the

Series C Preferred Stock as the dividend or distribution paid on the Series A Preferred Stock or Series B Preferred Stock bears to the liquidation value per share of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be.
     3.3 Liquidation, Dissolution or Winding Up.
          (a) In the event of any liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, whether voluntary or involuntary, holders of each share of Series C Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company’s capital stock of all classes, whether such assets are capital, surplus, or earnings, after the holders of the Series D Preferred Stock have been paid the Total Series D Liquidation Preference Payment as provided in Section 4.3(a) and the holders of the Series E Preferred Stock have been paid the Total Series E Liquidation Preference Payment as provided in Section 5.3(a) of these Amended and Restated Articles of Incorporation but, before any sums shall be paid or any assets distributed among the holders of any other shares of capital stock of the Company (which includes any other class or series of preferred stock, except the Series D Preferred Stock and the Series E Preferred Stock as provided above, and the Series A Preferred Stock and the Series B Preferred Stock as provided below), an amount equal to $2.0445 per share of Series C Preferred Stock plus all accrued and unpaid dividends thereon, up to and including the date full payment shall be rendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up; provided, however, that distributions shall be made ratably on the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock in proportion to the total amounts of which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Such amount payable with respect to each share of Series C Preferred Stock is referred to as the “Series C Liquidation Preference Payment” and with respect to all shares of Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock being referred to sometimes as the “Liquidation Preference Payments.” If the assets of the Company shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and Series B Preferred Stock and the Series C Preferred Stock of the amount thus distributable in accordance with the terms thereof, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock and the Series C Preferred Stock in proportion to the total amounts to which such holders are entitled upon such liquidation, dissolution or winding up. Upon any liquidation, dissolution, or winding up of the Company, immediately after the holders of Series D Preferred Stock and the Series E Preferred Stock have been paid in full the Total Series D Liquidation Preference Payment and the Total Series E Liquidation Preference Payment, respectively, if any, and the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock have been paid in full the Liquidation Preference Payments, if any, the remaining net assets (the “Remaining Net Assets”) of the Company available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock and Common Stock (with each share of Series C Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series C Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), subject to the rights of any series of Preferred Stock that may from time to time come in to existence. Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the sum of the value of the Series C Liquidation Preference Payment (before any reductions referred to below) plus the value of the Remaining Net Assets (as determined prior to any reductions referred to below and prior to any reductions in preference payments for any other class of preferred shares) received by each share of Series C Preferred Stock (such sum is referred to as “Common Equivalent Valuation”) is greater than $4.4284, the Series C Liquidation Preference Payment shall be reduced in accordance with the following formula:
A = B * [1 - ((C - 4.4284) / 2.2142)]
where
A = the Total Series C Liquidation Preference Payment,
B = the Series C Liquidation Preference Payment prior to such a reduction, and
C = the Common Equivalent Valuation.
Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the Common Equivalent Valuation is greater than $6.6426, the Series C Liquidation Preference Payment shall be zero. In the event of a reduction in the Series C Liquidation Preference Payment pursuant to the foregoing terms, the aggregate amount by which the Series C Liquidation Preference Payment has been reduced shall be reallocated and distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series C Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series C Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), provided, however, that in no event shall the sum of all liquidation payments for each share of Series D Preferred Stock (after all other adjustments provided in these Articles) exceed $8.125, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.125, and further provided that in no event shall the sum of all liquidation payments for each share of Series E Preferred Stock (after all other adjustments provided in these Articles) exceed $8.08, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.08.
          (b) A reorganization of the Common Stock as provided in Section 3.5(g) or a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3.3; provided, however, each holder of Series C Preferred Stock, at the option of such holder, shall be entitled to the rights provided to them under Section 3.5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3.3.

          (c) Any distribution made to shareholders of the Company in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as initially determined in good faith by the Board of Directors of the Company. If any holder of shares of Series C Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value of such property, and the fair market value shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     3.4 Voting Power. Except as otherwise expressly provided in Section 3.8 hereof, or as required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 3.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.
     3.5 Conversion Rights. The holders of the Series C Preferred Stock shall have the following conversion rights:
          (a) General. Subject to and in compliance with the provisions of this Section 3.5, any shares of the Series C Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Series C Conversion Rate (determined as provided in Section 3.5(c)) by the number of shares of Series C Preferred Stock being converted. All accrued but unpaid dividends, whether declared or otherwise, shall be cancelled with respect to the shares of Series C Preferred Stock that have been converted to shares of Common Stock.
          (b) Mandatory Conversion Following Underwritten Public Offering or Vote of Holders of Series C Preferred Stock.
          (i) All outstanding shares of Series C Preferred Stock shall, at the option of the Company and upon written notice to the holders thereof given within 10 days after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the underwriters are approved by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, prior to December 29, 2008 (B) the Common Stock is sold at a price per share to the public of not less than $7.50, as adjusted for Extraordinary Common Stock Events under Section 3.5(e)(ii), or any of the events contemplated in Section 3.5(f) and (g), and (C) the aggregate gross proceeds to the Company exceed $20,000,000, be converted automatically into the number of shares of Common Stock into which such Series C Preferred Stock is convertible pursuant to Section 3.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. At the option of the Company upon the approving vote of or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, the Company may require the conversion of all the outstanding shares of all such series of preferred stock upon written notice to the holders thereof given within 10 days after receiving such approving vote or written consent, pursuant to Section 3.5(a) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for Common Stock, provided, however, that if the price per share to be received by the holders of the Series D Preferred Stock upon any such conversion is less than $8.125 (as adjusted for any of the events contemplated under Sections 4.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series D Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock voting as a single class, and further provided that if the price per share to be received by the holders of the Series E Preferred Stock upon any such conversion is less than $8.08 (as adjusted for any of the events contemplated under Sections 5.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series E Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting as a single class.
          (ii) Upon the occurrence of the conversion specified in Section 3.5(b)(i), the holders of such Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series C Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the

Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.
          (c) Applicable Series C Conversion Rate. The conversion rate in effect at any time (the “Applicable Series C Conversion Rate”) shall be the quotient obtained by dividing $2.0445 by the Applicable Series C Conversion Value, calculated as provided in Section 3.5(d).
          (d) Applicable Series C Conversion Value. The Applicable Series C Conversion Value shall be $2.0445, as adjusted from time to time in accordance with Section 3.5(e) hereof.
          (e) Adjustments to Applicable Series C Conversion Value.
          (i) Upon Issuance or Sale of Common Stock. If the Company shall, while there are any shares of Series C Preferred Stock outstanding, issue or sell shares of its Common Stock or any other series or class of capital stock convertible into Common Stock without consideration or at a price per share for Common Stock less than the Applicable Series C Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Series C Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Series C Conversion Value by a fraction:
          (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Series C Conversion Value, and
          (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued or could be issued if any series or class is converted into Common Stock.
     The Company’s issuance of Common Stock pursuant to an incentive stock option plan and/or a nonqualified stock option plan, providing for the issuance of options to purchase Common Stock for the recruitment and retention of senior personnel and to compensate advisors and members of the Board of Directors shall not give rise to an adjustment pursuant to this Section 3.5 unless the aggregate number of such shares or stock options so issued or granted, either before or after the effective date of these Amended and Restated Articles of Incorporation, represents (when exercised or converted) more than Six Million Seven Hundred Fifty-Four Thousand Eighty-Eight (6,754,088) shares of Common Stock.

     The Company’s issuance of Common Stock pursuant to the exercise of options granted from the pool of performance options pursuant to Article VIII of the Series A Investment Agreement, and the issuance of such options shall not give rise to an adjustment pursuant to this Section 3.5. The Company’s issuance of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, and the issuance of its Common Stock upon conversion of such preferred stock, pursuant to the exercise of warrants that have been issued by the Company and are outstanding on December 29, 2005, shall not give rise to an adjustment pursuant to this Section 3.5.
     For the purposes of this Section 3.5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Series C Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Series C Conversion Value shall be made under this Section 3.5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Series C Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Series C Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Series C Conversion Value in effect immediately prior to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights. For purposes of this paragraph, the “Net Consideration Per Share” which may be received by the Company shall be determined as follows:
          (X) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.
          (Y) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.
     For purposes of this Section 3.5(e)(i), if part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in Section 3.5(e)(i) consists of property other than cash, the fair market value of such property shall initially be determined in good faith by the Board of Directors of the Company. If any holder of shares of Series C Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value, and the fair market value of such property shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     This Section 3.5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 3.5(e)(ii)).
          (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Series C Conversion Value (and all other conversion values set forth in Section 3.5(e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Series C Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event. The Applicable Series C Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
     “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.
          (f) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Section 3.5, or reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3.5), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series C Preferred Stock been surrendered for conversion immediately prior thereto.
          (g) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3.5), or a merger or consolidation of the Company with or into another company, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such a merger, consolidation or sale, that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series C Preferred Stock been surrendered for conversion immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3.5 (including adjustment of the Applicable Series C Conversion Value then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.
          Each holder of Series C Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of Section 3.5(g), shall have the option of electing treatment of his shares of Series C Preferred Stock under either this Section 3.5(g) or Section 3.3(b) hereof. Notice of such election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.
          (h) Determination of Adjustments. In each case of an adjustment or readjustment of the Applicable Series C Conversion Value, the Board of Directors of the Company shall initially determine the adjustment or readjustment to the Applicable Series C Conversion Value, and the Company shall furnish each holder of Series C Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. If any holder of shares of Series C Preferred Stock disagrees with the adjustment or readjustment of the Applicable Series C Conversion Value as determined by the Board of Directors, the Applicable Series C Conversion Value shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the appropriate adjustments or readjustments to the Applicable Series C Conversion Value, and Applicable Series C Conversion Value shall be the median amount of such appraisals. All costs of any appraisal shall be paid by the Company.
          (i) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series C Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 3.5, and cash, as provided in Section 3.5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay all issue and other taxes (other than income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities upon conversion of Series C Preferred Stock.
          (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Company shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not fractional shares are issuable shall be based upon the total number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.
          (k) Partial Conversion. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.
          (l) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     3.6 No Reissuance of Convertible Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.
     3.7 Restriction and Limitations.
          (a) Except as expressly provided herein or as required by law, so long as any shares of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any company or trust of which the Company directly or indirectly owns at the time a majority of the outstanding shares of every class of such company or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting as a single class:
          (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock;
          (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock as to dividend rights, liquidation preferences, conversion rights, voting rights or otherwise, or any security convertible into or exchangeable for any such equity security;
          (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company; or
          (iv) Amend its Articles of Incorporation if such amendment would change any of the preferences, limitations or relative rights of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, including without limitation,
          (A) Change the relative seniority rights of the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock as to the

payment of dividends in relation to the holders of any other capital stock of the Company;
          (B) Reduce the amount payable to the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company or change the dividend rights of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;
          (C) Cancel or modify the conversion rights of the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock as provided herein; or
          (D) Increase or decrease (except as provided in Section 3.7) the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock or authorize, approve, or adopt an amendment to its Articles of Incorporation therefor.
     3.8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series C Preferred Stock set forth herein, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series C Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series C Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all terms of the Series C Preferred Stock set forth herein.

     3.9 Notices of Record Date. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person; or
          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.
     3.10 Rank. The Series C Preferred Stock shall rank senior to the Common Stock on a parity with the Series A Preferred Stock and Series B Preferred Stock, and junior to the Series D Preferred Stock and the Series E Preferred Stock as to the payment of dividends and upon the liquidation, dissolution, or winding up of the Company.
Series D Preferred Stock
     4.1 Authorized Series D Preferred Shares. The Company shall have the authority to issue Two Million Nine Hundred Thirty-Nine Thousand Three Hundred Fifty-Two (2,939,352) shares of preferred stock designated as the “Series D Convertible Preferred Stock” (and hereinafter referred to as the “Series D Preferred Stock”), having the rights, preferences and limitations hereinafter described, and having a par value of One Dollar ($1.00) per share.
     4.2 Dividends.
          (a) The holders of shares of the Series D Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of $0.15 per share per annum, accruing from the date of issuance and compounding quarterly commencing on March 31, 2004, and thereafter on the last day of June, September, December, and March of each year that any Series D Preferred Stock shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution on the Common Stock. Such dividends shall be cumulative and accrue on each share of Series D Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series D Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for Common Stock.
          (b) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Common Stock, other than dividends or distributions payable in additional shares of Common Stock (subject to the provisions of Section 4.5(e)(ii)), unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series D Preferred Stock equal to the dividend that would be declared and paid on the largest number of whole shares of Common Stock into which each share of Series D Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 4.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.
          (c) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock, other than dividends or distributions payable in additional shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock respectively, unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series D Preferred Stock that bears the same relationship to the liquidation value per share of the Series D Preferred Stock as the dividend or distribution paid on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock bears to the liquidation value per share of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock, as the case may be.
     4.3 Liquidation, Dissolution or Winding Up.
          (a) In the event of any liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, whether voluntary or involuntary, holders of each share of Series D Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company’s capital stock of all classes, whether such assets are capital, surplus, or earnings, after the holders of the Series E Preferred Stock have been paid the Total Series E Liquidation Preference Payment as provided in Section 5.3(a) of these Amended and Restated Articles of Incorporation, but before any sums shall be paid or any assets distributed among the holders of any other shares of capital stock of the Company (which includes any other class or series of preferred stock, except the Series E Preferred Stock as provided above), an amount equal to $2.50 per share (adjusted pursuant to this Section 4.3(a)) of Series D Preferred Stock (the “Series D Liquidation Preference Amount”), plus all accrued and unpaid dividends thereon, up to and including the date full payment shall be rendered to the holders of the Series D Preferred Stock with respect to such liquidation, dissolution or winding

up. Such amount payable with respect to each share of Series D Preferred Stock is referred to as the “Total Series D Liquidation Preference Payment.” Upon any liquidation, dissolution, or winding up of the Company, after the holders of Series D Preferred Stock and Series E Preferred Stock have been paid their Total Series D Liquidation Preference Payment and their Total Series E Liquidation Preference Payment, respectively, and thereafter the Series A Preferred Stock, Series B Preferred Stock, and the Series C Preferred Stock have been paid in full the Liquidation Preference Payments due them, if any, then the remaining net assets (the “Remaining Net Assets”) of the Company available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution). Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the value of the Remaining Net Assets to be received by each share of Series D Preferred Stock (before any adjustments referred to below or elsewhere in these Articles, and referred to hereafter as the “Common Equivalent Valuation”) is greater than $5.625, the Series D Liquidation Preference Amount shall be decreased by an amount equal to the Common Equivalent Valuation minus $5.625, provided that the Series D Liquidation Preference Amount shall never be decreased to less than zero. In the event of a reduction in the Series D Liquidation Preference Payment pursuant to the foregoing terms, the aggregate amount by which the Series D Liquidation Preference Payment has been reduced shall be reallocated and distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series D Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series D Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), provided, however, that in no event shall the sum of all liquidation payments for each share of Series D Preferred Stock (after all other adjustments provided in these Articles) exceed $8.125, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.125.
          (b) A reorganization of the Common Stock as provided in Section 4.5(g) or a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 4.3; provided, however, each holder of Series D Preferred Stock, at the option of such holder, shall be entitled to the rights provided to them under Section 4.5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 4.3.
          (c) Any distribution made to shareholders of the Company in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as initially determined in good faith by the Board of Directors of the Company.

If any holder of shares of Series D Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value of such property, and the fair market value shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     4.4 Voting Power. Except as otherwise expressly provided in Section 4.8 hereof, or as required by law, each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series D Preferred Stock could be converted, pursuant to the provisions of Section 4.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.
     4.5 Conversion Rights. The holders of the Series D Preferred Stock shall have the following conversion rights:
          (a) General. Subject to and in compliance with the provisions of this Section 4.5, any shares of the Series D Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series D Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Series D Conversion Rate (determined as provided in Section 4.5(c)) by the number of shares of Series D Preferred Stock being converted. All accrued but unpaid dividends, whether declared or otherwise, shall be cancelled with respect to the shares of Series D Preferred Stock that have been converted to shares of Common Stock.
          (b) Mandatory Conversion Following Underwritten Public Offering or Vote of Holders of Series D Preferred Stock.
          (i) All outstanding shares of Series D Preferred Stock shall, at the option of the Company and upon written notice to the holders thereof given within 10 days after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the underwriters are approved by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, prior to December 29, 2008 (B) the Common Stock is sold at a price per share to the public of not less than $7.50, as adjusted for Extraordinary Common Stock Events under Section 4.5(e)(ii), or any of the events contemplated in Section 4.5(f) and (g), and (C) the aggregate gross proceeds to the Company exceed $20,000,000, be converted automatically into the number of shares of Common Stock into which such Series D Preferred Stock is convertible pursuant to Section 4.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. At the option of the Company upon the approving vote of or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, the Company may require the conversion of all the outstanding shares of all such series of preferred stock upon written notice to the holders thereof given within 10 days after receiving such approving vote or written consent, pursuant to Section 4.5(a) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for Common Stock, provided, however, that if the price per share to be received by the holders of the Series D Preferred Stock upon any such conversion is less than $8.125 (as adjusted for any of the events contemplated under Sections 4.5(e)(ii), (f), and (g)), such conversion may be effected only upon the approving vote of or written consent by the holders of (X) at least two-thirds (2/3) of the then outstanding shares of the Series D Preferred Stock, and (Y) 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock voting as a single class.
          (ii) Upon the occurrence of the conversion specified in Section 4.5(b)(i), the holders of such Series D Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series D Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series D Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.
          (c) Applicable Series D Conversion Rate. The conversion rate in effect at any time (the “Applicable Series D Conversion Rate”) shall be the quotient obtained by dividing $2.50 by the Applicable Series D Conversion Value, calculated as provided in Section 4.5(d).
          (d) Applicable Series D Conversion Value. The Applicable Series D Conversion Value shall be $2.50, as adjusted from time to time in accordance with Section 4.5(e) hereof.

          (e) Adjustments to Applicable Series D Conversion Value.
          (i) Upon Issuance or Sale of Common Stock. If the Company shall, while there are any shares of Series D Preferred Stock outstanding, issue or sell shares of its Common Stock or any other series or class of capital stock convertible into Common Stock without consideration or at a price per share for Common Stock less than the Applicable Series D Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Series D Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Series D Conversion Value by a fraction:
          (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Series D Conversion Value, and
          (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued or could be issued if any series or class is converted into Common Stock.
     The Company’s issuance of Common Stock pursuant to an incentive stock option plan and/or a nonqualified stock option plan, providing for the issuance of options to purchase Common Stock for the recruitment and retention of senior personnel and to compensate advisors and members of the Board of Directors shall not give rise to an adjustment pursuant to this Section 4.5 unless the aggregate number of such shares or stock options so issued or granted, either before or after the effective date of these Amended and Restated Articles of Incorporation, represents (when exercised or converted) more than Six Million Seven Hundred Fifty-Four Thousand Eighty-Eight (6,754,088) shares of Common Stock.
     The Company’s issuance of Common Stock pursuant to the exercise of options granted from the pool of performance options pursuant to Article VIII of the Series A Investment Agreement, and the issuance of such options shall not give rise to an adjustment pursuant to this Section 4.5. The Company’s issuance of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, and the issuance of its Common Stock upon conversion of such preferred stock, pursuant to the exercise of warrants that have been issued by the Company and are outstanding on December 29, 2005, shall not give rise to an adjustment pursuant to this Section 4.5.
     For the purposes of this Section 4.5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Series D Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Series D Conversion Value shall be made under this Section 4.5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Series D Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Series D Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Series D Conversion Value in effect immediately prior to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights. For purposes of this paragraph, the “Net Consideration Per Share” which may be received by the Company shall be determined as follows:
          (X) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.
          (Y) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.
     For purposes of this Section 4.5(e)(i), if part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in Section 4.5(e)(i) consists of property other than cash, the fair market value of such property shall initially be determined in good faith by the Board of Directors of the Company. If any holder of shares of Series D Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value, and the fair market value of such property shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     This Section 4.5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 4.5(e)(ii)).
          (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Series D Conversion Value (and all other conversion values set forth in Section 4.5(e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Series D Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event. The Applicable Series D Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
     “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.
          (f) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Section 4.5, or reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.5), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series D Preferred Stock been surrendered for conversion immediately prior thereto.
          (g) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.5), or a merger or consolidation of the Company with or into another company, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such a merger, consolidation or sale, that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series D Preferred Stock been surrendered for conversion immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.5 (including adjustment of the Applicable Series D Conversion Value then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.
     Each holder of Series D Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of Section 4.5(g), shall have the option of electing treatment of his shares of Series D Preferred Stock under either this Section 4.5(g) or Section 4.3(b) hereof. Notice of such election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.
          (h) Determination of Adjustments. In each case of an adjustment or readjustment of the Applicable Series D Conversion Value, the Board of Directors of the Company shall initially determine the adjustment or readjustment to the Applicable Series D Conversion Value, and the Company shall furnish each holder of Series D Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. If any holder of shares of Series D Preferred Stock disagrees with the adjustment or readjustment of the Applicable Series D Conversion Value as determined by the Board of Directors, the Applicable Series D Conversion Value shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the appropriate adjustments or readjustments to the Applicable Series D Conversion Value, and Applicable Series D Conversion Value shall be the median amount of such appraisals. All costs of any appraisal shall be paid by the Company.
          (i) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of Series D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series D Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series D Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section 4.5, and cash, as provided in Section 4.5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay all issue and other taxes (other than income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities upon conversion of Series D Preferred Stock.
          (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series D Preferred Stock, the Company shall pay to the holder of the shares of Series D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not fractional shares are issuable shall be based upon the total number of shares of Series D Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series D Preferred Stock being converted.
          (k) Partial Conversion. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series D Preferred Stock which were not converted.
          (l) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     4.6 No Reissuance of Convertible Series D Preferred Stock. No share or shares of Series D Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.
     4.7 Restriction and Limitations.

          (a) Except as expressly provided herein or as required by law, so long as any shares of the Series D Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any company or trust of which the Company directly or indirectly owns at the time a majority of the outstanding shares of every class of such company or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 66 2/3% of the then outstanding shares of the Series D Preferred Stock:
          (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series D Preferred Stock;
          (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series D Preferred Stock as to dividend rights, liquidation preferences, conversion rights, voting rights or otherwise, or any security convertible into or exchangeable for any such equity security;
          (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company; or
          (iv) Amend its Articles of Incorporation if such amendment would change any of the preferences, limitations or relative rights of the Series D Preferred Stock, including without limitation,
          (A) Change the relative seniority rights of the holders of Series D Preferred Stock, as to the payment of dividends in relation to the holders of any other capital stock of the Company;
          (B) Reduce the amount payable to the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series D Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company or change the dividend rights of the holders of Series D Preferred Stock;
          (C) Cancel or modify the conversion rights of the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock as provided herein; or
          (D) Increase or decrease (except as provided in Section 4.7) the authorized number of shares of Series D Preferred Stock or authorize, approve, or adopt an amendment to its Articles of Incorporation therefor.

     4.8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D Preferred Stock set forth herein, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series D Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all terms of the Series D Preferred Stock set forth herein.
     4.9 Notices of Record Date. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person; or
          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

     4.10 Rank. The Series D Preferred Stock shall rank senior to the Common Stock, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and junior to the Series E Preferred Stock, as to the payment of dividends and upon the liquidation, dissolution, or winding up of the Company.
Series E Preferred Stock
     5.1 Authorized Series E Preferred Shares. The Company shall have the authority to issue One Million Seven Hundred Thirty-Two Thousand Six Hundred Seventy-Three (1,732,673) shares of preferred stock designated as the “Series E Convertible Preferred Stock” (and hereinafter referred to as the “Series E Preferred Stock”), having the rights, preferences and limitations hereinafter described, and having a par value of One Dollar ($1.00) per share.
     5.2 Dividends.
          (a) The holders of shares of the Series E Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of Forty-Eight Cents $0.48 per share per annum, accruing from the date of issuance and compounding quarterly commencing on March 31, 2006, and thereafter on the last day of June, September, December, and March of each year that any Series E Preferred Stock shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution on the Common Stock. Such dividends shall be cumulative and accrue on each share of Series E Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series E Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for Common Stock.
          (b) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Common Stock, other than dividends or distributions payable in additional shares of Common Stock (subject to the provisions of Section 5.5(e)(ii)), unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series E Preferred Stock equal to the dividend that would be declared and paid on the largest number of whole shares of Common Stock into which each share of Series E Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.
          (c) The Company shall not declare, pay or set aside for payment any dividend or make any distribution on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, other than dividends or distributions payable in additional shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock respectively, unless at the time of such dividend or distribution the Board of Directors of the Company shall declare and pay a dividend on each then outstanding share of Series E Preferred Stock that bears the same relationship to the liquidation value per share of the Series E Preferred Stock as the dividend or distribution paid on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock bears to the liquidation value per share of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be.
     5.3 Liquidation, Dissolution or Winding Up.
          (a) In the event of any liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, whether voluntary or involuntary, holders of each share of Series E Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company’s capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other shares of capital stock of the Company (which includes any other class or series of preferred stock), an amount equal to $8.08 per share of Series E Preferred Stock (the “Series E Liquidation Preference Amount”), plus all accrued and unpaid dividends thereon, up to and including the date full payment shall be rendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up. Such amount payable with respect to each share of Series E Preferred Stock is referred to as the “Total Series E Liquidation Preference Payment.” Upon any liquidation, dissolution, or winding up of the Company, immediately after the holders of Series E Preferred Stock have been paid their Total Series E Liquidation Preference Payment, and the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock have been paid in full the Liquidation Preference Payments due them, if any, then the remaining net assets (the “Remaining Net Assets”) of the Company available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Common Stock (with each share of Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution). Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Company, the value of the Remaining Net Assets to be received by each share of Series E Preferred Stock (before any adjustments referred to below or elsewhere in these Articles, and referred to hereafter as the “Common Equivalent Valuation”) is greater than $8.08 (plus accrued dividends), the Series E Liquidation Preference Amount shall be decreased by an amount equal to the Common Equivalent Valuation minus $8.08 (plus accrued dividends), provided that the Series E Liquidation Preference Amount shall never be decreased to less than zero. In the event of a reduction in the Series E Liquidation Preference Payment pursuant to the foregoing terms, the aggregate amount by which the Series E Liquidation Preference Payment has been reduced shall be reallocated and distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (with each share of Series E Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which the Series E Preferred Stock is convertible immediately prior to the close of the business day fixed for such distribution), provided, however, that in no event shall the sum of all liquidation payments for each share of Series E Preferred Stock (after all other adjustments provided in these Articles) exceed $8.08, unless the sum of all liquidation payments to be received for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock (after all other adjustments provided in these Articles) is at least $8.08.
          (b) A reorganization of the Common Stock as provided in Section 5.5(g) or a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 5.3; provided, however, each holder of Series E Preferred Stock, at the option of such holder, shall be entitled to the rights provided to them under Section 5.5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 5.3.
          (c) Any distribution made to shareholders of the Company in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as initially determined in good faith by the Board of Directors of the Company. If any holder of shares of Series E Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value of such property, and the fair market value shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     5.4 Voting Power. Except as otherwise expressly provided in Section 5.8 hereof, or as required by law, each holder of Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series E Preferred Stock could be converted, pursuant to the provisions of Section 5.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Common Stock shall be entitled to vote together as a class on all matters.
     5.5 Conversion Rights. The holders of the Series E Preferred Stock shall have the following conversion rights:
          (a) General. Subject to and in compliance with the provisions of this Section 5.5, any shares of the Series E Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Series E Conversion Rate (determined as provided in Section 5.5(c)) by the number of shares of Series E Preferred Stock being converted. All accrued but unpaid dividends, whether declared or otherwise, shall be cancelled with respect to the shares of Series E Preferred Stock that have been converted to shares of Common Stock.
          (b) Mandatory Conversion Following Underwritten Public Offering or Vote of Holders of Series E Preferred Stock.
          (i) All outstanding shares of Series E Preferred Stock shall, at the option of the Company and upon written notice to the holders thereof given within 10 days after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the underwriters are approved by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting as a single class, prior to December 29, 2008, (B) the Common Stock is sold at a price per share to the public of not less than $12.00, as adjusted for Extraordinary Common Stock Events under Section 5.5(e)(ii), or any of the events contemplated in Section 5.5(f) and (g), and (C) the aggregate gross proceeds to the Company exceed $20,000,000, be converted automatically into the number of shares of Common Stock into which such Series E Preferred Stock is convertible pursuant to Section 5.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. At the option of the Company upon the approving vote of or written consent by the holders of at least 75% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting as a single class, the Company may require the conversion of all the outstanding shares of all such series of preferred stock upon written notice to the holders thereof given within 10 days after receiving such approving vote or written consent, pursuant to Section 5.5(a) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for Common Stock.
          (ii) Upon the occurrence of the conversion specified in Section 5.5(b)(i), the holders of such Series E Preferred Stock shall surrender the certificates representing such             shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series E Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series E Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.
          (c) Applicable Series E Conversion Rate. The conversion rate in effect at any time (the “Applicable Series E Conversion Rate”) shall be the quotient obtained by dividing $8.08 by the Applicable Series E Conversion Value, calculated as provided in Section 5.5(d).
          (d) Applicable Series E Conversion Value. The Applicable Series E Conversion Value shall be $8.08, as adjusted from time to time in accordance with Section 5.5(e) hereof.
          (e) Adjustments to Applicable Series E Conversion Value.
          (i) Upon Issuance or Sale of Common Stock. If the Company shall, while there are any shares of Series E Preferred Stock outstanding, issue or sell shares of its Common Stock or any other series or class of capital stock convertible into Common Stock without consideration or at a price per share for Common Stock less than the Applicable Series E Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Series E Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Series E Conversion Value by a fraction:
          (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Series E Conversion Value, and
          (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued or could be issued if any series or class is converted into Common Stock.
     The Company’s issuance of Common Stock pursuant to an incentive stock option plan and/or a nonqualified stock option plan, providing for the issuance of options to purchase Common Stock for the recruitment and retention of senior personnel and to compensate advisors and members of the Board of Directors shall not give rise to an adjustment pursuant to this Section 5.5 unless the aggregate number of such shares or stock options so issued or granted after December 29, 2005, represents (when exercised or converted) more than Six Million Seven Hundred Fifty-Four Thousand Eighty-Eight (6,754,088) shares of Common Stock.
     The Company’s issuance of Common Stock pursuant to the exercise of options granted from the pool of performance options pursuant to Article VIII of the Series A Investment Agreement, and the issuance of such options shall not give rise to an adjustment pursuant to this

Section 5.5. The Company’s issuance of Series A Preferred Stock, Series B Preferred Stock, or Series D Preferred Stock, and the issuance of its Common Stock upon conversion of such preferred stock, pursuant to the exercise of warrants that have been issued by the Company and are outstanding on December 29, 2005, shall not give rise to an adjustment pursuant to this Section 5.5.
     For the purposes of this Section 5.5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Series E Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Series E Conversion Value shall be made under this Section 5.5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Series E Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Series E Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Series E Conversion Value in effect immediately prior to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights. For purposes of this paragraph, the “Net Consideration Per Share” which may be received by the Company shall be determined as follows:
          (X) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.
          (Y) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.
     For purposes of this Section 5.5(e)(i), if part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in Section 5.5(e)(i) consists of property other than cash, the fair market value of such property shall initially be determined in good faith by the Board of Directors of the Company. If any holder of shares of Series E Preferred Stock disagrees with the assessment of fair market value as determined by the Board of Directors, the fair market value of such property shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the fair market value, and the fair market value of such property shall be the median valuation of such appraisals. All costs of any appraisal shall be paid by the Company.
     This Section 5.5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5.5(e)(ii)).
          (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Series E Conversion Value (and all other conversion values set forth in Section 5.5(e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Series E Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event. The Applicable Series E Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
     “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.
          (f) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Section 5.5, or reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5.5), then and in each such event the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series E Preferred Stock been surrendered for conversion immediately prior thereto.

          (g) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5.5), or a merger or consolidation of the Company with or into another company, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such a merger, consolidation or sale, that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series E Preferred Stock been surrendered for conversion immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.5 with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5.5 (including adjustment of the Applicable Series E Conversion Value then in effect and the number of shares purchasable upon conversion of the Series E Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.
          Each holder of Series E Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of Section 5.5(g), shall have the option of electing treatment of his shares of Series E Preferred Stock under either this Section 5.5(g) or Section 5.3(b) hereof. Notice of such election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.
          (h) Determination of Adjustments. In each case of an adjustment or readjustment of the Applicable Series E Conversion Value, the Board of Directors of the Company shall initially determine the adjustment or readjustment to the Applicable Series E Conversion Value, and the Company shall furnish each holder of Series E Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. If any holder of shares of Series E Preferred Stock disagrees with the adjustment or readjustment of the Applicable Series E Conversion Value as determined by the Board of Directors, the Applicable Series E Conversion Value shall be determined as set forth below. Such objecting shareholder(s) shall select one appraiser, and the Company shall select one appraiser. Such appraisers will then select a third appraiser. All three appraisers shall then determine the appropriate adjustments or readjustments to the Applicable Series E Conversion Value, and Applicable Series E Conversion Value shall be the median amount of such appraisals. All costs of any appraisal shall be paid by the Company.
          (i) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of Series E Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series E Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series E Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series E Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series E Preferred Stock in accordance with the provisions of this Section 5.5, and cash, as provided in Section 5.5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series E Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay all issue and other taxes (other than income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities upon conversion of Series E Preferred Stock.
          (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series E Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series E Preferred Stock, the Company shall pay to the holder of the shares of Series E Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not fractional shares are issuable shall be based upon the total number of shares of Series E Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series E Preferred Stock being converted.
          (k) Partial Conversion. In the event some but not all of the shares of Series E Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series E Preferred Stock which were not converted.
          (l) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     5.6 No Reissuance of Convertible Series E Preferred Stock. No share or shares of Series E Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series E Preferred Stock accordingly.
     5.7 Restriction and Limitations.
          (a) Except as expressly provided herein or as required by law, so long as any shares of the Series E Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any company or trust of which the Company directly or indirectly owns at the time a majority of the outstanding shares of every class of such company or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 66 2/3% of the then outstanding shares of the Series E Preferred Stock:
          (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series E Preferred Stock;
          (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series E Preferred Stock as to dividend rights, liquidation preferences, conversion rights, voting rights or otherwise, or any security convertible into or exchangeable for any such equity security; or
          (iii) Amend its Articles of Incorporation if such amendment would change any of the preferences, limitations or relative rights of the Series E Preferred Stock, including without limitation,
          (A) Change the relative seniority rights of the holders of Series E Preferred Stock, as to the payment of dividends in relation to the holders of any other capital stock of the Company;
          (B) Reduce the amount payable to the holders of Series E Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series E Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company or change the dividend rights of the holders of Series E Preferred Stock;
          (C) Cancel or modify the conversion rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock as provided herein; or

          (D) Increase or decrease (except as provided in Section 5.7) the authorized number of shares of Series E Preferred Stock or authorize, approve, or adopt an amendment to its Articles of Incorporation therefor.
          (b) Except as expressly provided herein or as required by law, so long as any shares of the Series E Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any company or trust of which the Company directly or indirectly owns at the time a majority of the outstanding shares of every class of such company or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 66 2/3% of the then outstanding shares of the Preferred Stock, voting together as a single class:
               (i) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets, or any material intellectual property rights, of the Company or any subsidiary thereof, other than in the ordinary course of business;
               (ii) Effect any consolidation or merger involving the Company or any subsidiary thereof;
               (iii) Authorize the issuance or creation of any debt securities;
               (iv) Cause or permit any dissolution, liquidation or winding up of the Company; or
               (v) Cause or permit any change of the Company’s primary business or any entry into any business different from the current primary business of the Company.
     5.8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series E Preferred Stock set forth herein, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series E Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series E Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series E Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all terms of the Series E Preferred Stock set forth herein.

     5.9 Notices of Record Date. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person; or
          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series E Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.
     5.10 Rank. The Series E Preferred Stock shall rank senior to the Common Stock, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to the payment of dividends, and upon the liquidation, dissolution, or winding up of the Company.
ARTICLE V
Registered Office and Agent
     The address of the registered office of the Company is 1240 Deming Way, Madison, Wisconsin 53717-1954, and the name of the registered agent at such address is Shawn D. Guse.

     The undersigned officer of TomoTherapy Incorporated, a Wisconsin corporation with registered offices in Dane County, Wisconsin, certifies that the foregoing Amended and Restated Articles of Incorporation of said Company, containing amendments requiring shareholder approval, were adopted in accordance with section 180.1003 of the Wisconsin Statutes on, and are effective as of, the 29th day of December, 2005.

/s/ Shawn D. Guse

Shawn D. Guse, Vice President and General Counsel
Dated: December 29, 2005
This instrument was drafted by and is returnable to:
Shawn D. Guse
TomoTherapy Incorporated
1240 Deming Way
Madison, WI 53717-1954
(608) 824-2800

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